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                                                                    Exhibit 2(l)

                          Drinker Biddle & Reath LLP
                               One Logan Square
                            18/th/ & Cherry Streets
                    Philadelphia, Pennsylvania  19103-6996
                            Phone:  (215) 988-2700
                             Fax:  (215) 988-2757

                               December 18, 2000



Blue Chip Value Fund, Inc.
1225 Seventeenth Street
26th Floor
Denver, CO  80202


          Re:  Registration Statement on Form N-2
               (File No. 811-5003)
               -----------------------------------------


Ladies and Gentlemen:

          As counsel for Blue Chip Value Fund, Inc., a Maryland corporation (the "Company"), we have reviewed documents relating to the registration of 1,250,000 shares of Common Stock, par value $.01 per share (the "Shares"). We have reviewed the resolutions adopted by the Company's Board of Directors and stockholders and such other legal and factual matters as we have deemed appropriate for purposes of this opinion.

          This opinion is based exclusively on the General Corporation Law of the State of Maryland and the federal law of the United States of America.

          Based upon the foregoing, we are of the opinion that the Shares will be, when issued for payment as described in the Company's prospectus, validly issued, fully paid and non-assessable by the Company.

          We note that W. Bruce McConnel, III, a partner of this firm, is the Secretary of the Company.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Company's registration statement relating to the Shares. However, this action does not constitute a consent under Section 7 of the Securities Act of 1933, because
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December 18, 2000
Page 2


we have not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,



                                   DRINKER BIDDLE & REATH LLP